EXHIBIT 4

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of December, 2012, by and among JPJ LP, a Delaware limited partnership, Badlands Capital, LLC, a Delaware limited liability company, and Mark D. Johnsrud, an individual.

The parties to this Agreement hereby agree to jointly prepare and file timely (or otherwise to deliver as appropriate) any statement on Schedule 13D (the “Filing”) required to be filed by them pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended, with respect to their respective beneficial ownership of the common stock of Heckmann Corporation, a Delaware corporation, that is required to be reported on any Filing. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings. Each party to this Agreement further acknowledges and agrees that (i) each person on whose behalf the statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein and (ii) such person is not responsible for the completeness or accuracy of the information concerning the other persons making any such Filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

JPJ LP

By:	Badlands Capital, LLC,
its general partner

By:	/s/ Mark D. Johnsrud
Mark D. Johnsrud, manager

BADLANDS CAPITAL, LLC

By:	/s/ Mark D. Johnsrud
Mark D. Johnsrud, manager

MARK D. JOHNSRUD

By:	/s/ Mark D. Johnsrud
Mark D. Johnsrud, individually